Exhibit 99.1

DPW Holdings’ Subsidiary, Super Crypto Mining, Secures 1,000 S9 Antminers

Additional Miners Bolsters Current “100-Unit Per Week” Deployment Footprint

FREMONT, Calif., January 22, 2018 (GLOBE NEWSWIRE) – DPW Holdings, Inc. (NYSE American: DPW) ("DPW" or the "Company"), a diversified holding company, stated today that its subsidiary, Super Crypto Mining, Inc., has secured 1,000 S9 Antminers manufactured by Bitmain Technologies, Inc. for its mining operations. The Company noted that these units are unrelated to the 100 units per week being deployed by Super Crypto Mining, as announced on January 18, 2018, and significantly bolsters the operational footprint of Super Crypto Mining. The units are expected to be delivered this month, with all units targeted for deployment in February. As such, the Company is making measurable progress towards its objective of having 10,000 active miners in 2018, particularly taking into account the current market constraints of escalating prices and limited availability of these and other mining units.

“The Company continues to invest significant capital and resources into its subsidiaries and providing both long term growth and real value to shareholders by maximizing its operations and revenue streams. We are dedicated to the success of Super Crypto Mining and expanding its mining operations as prudently yet expeditiously as possible,” said Milton “Todd” Ault, III, the Company’s CEO and Chairman. Ault continued, “We thank Coolisys Technologies and our President Amos Kohn, who were instrumental in securing these new units. Mr. Kohn’s industry connections have been strategic in our success and believe will be significant as we continue to move forward.”

The Company also stated that Digital Power Lending, LLC, its wholly-owned subsidiary, will update the market as to the status of its California finance lenders license and its operations prior to the webinar to be held on January 31, 2018.

ABOUT DPW HOLDINGS, INC.

Headquartered in Fremont, CA, DPW Holdings, Inc., www.DPWHoldings.com, is a diversified holding company that, through its wholly owned subsidiary, Coolisys Technologies, Inc., is dedicated to providing world-class technology-based solutions where innovation is the main driver for mission-critical applications and lifesaving services. Coolisys’ growth strategy targets core markets that are characterized by “high barriers to entry” and include specialized products and services not likely to be commoditized. Coolisys through its portfolio companies develops and manufactures cutting-edge resonant switching power topologies, specialized complex high-frequency radio frequency (RF) and microwave detector-log video amplifiers, very high-frequency filters and naval power conversion and distribution equipment. Coolisys services the defense, aerospace, medical and industrial sectors and manages four entities including Digital Power Corporation, www.DigiPwr.com, a leading manufacturer based in Northern California, 1-877-634-0982; Digital Power Limited dba Gresham Power Ltd., www.GreshamPower.com, a manufacturer based in Salisbury, UK.; Microphase Corporation, www.MicroPhase.com with its headquarters in Shelton, CT 1- 203-866-8000; and Power-Plus Technical Distributors, www.Power-Plus.com, a wholesale distributor based in Sonora, CA 1-800-963-0066. Coolisys operates the branded division, Super Crypto Power, www.SuperCryptoPower.com.

Digital Power Lending, LLC, www.DigitalPowerLending.com, a wholly owned subsidiary of the Company, is based in Fremont, CA, and is a California private lending company dedicated to strategically providing capital to small and middle size businesses for an equity interest in addition to loan fees and interest. Super Crypto Mining, Inc. www.SuperCryptoMining.com is a wholly-owned subsidiary of the Company, is based in Fremont CA that leverages its engineering expertise and existing locations to create crypto currency mining facilities across the globe. Excelo, LLC, www.Excelo.com, a wholly-owned subsidiary of the Company, is a national search firm specializing in fulfilling strategic executive, professional and hi-tech placements for businesses delivering world-class services. DPW Holdings, Inc.’s headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; 1-877-634-0982. For Investor inquiries: IR@DPWHoldings.com or 1-888-753-2235.

Forward-Looking Statements

The foregoing release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the acquisition and the ability to consummate the acquisition. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

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